EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES FOURTH QUARTER 2016 RESULTS

VERO BEACH, Fla. (February 16, 2017) – Orchid Island Capital, Inc. (NYSE:ORC) ("Orchid" or the "Company"), a real estate investment trust ("REIT"), today announced results of operations for the three month period ended December 31, 2016.

Fourth Quarter 2016 Highlights

	Net loss of $20.4 million, or $0.72 per common share
	Realized and unrealized losses of $38.0 million, or $1.33 per share, on RMBS and derivative instruments
	Fourth quarter total dividends declared and paid of $0.42 per common share
	Book value per share of $10.10 at December 31, 2016

6.2% economic loss on common equity for the quarter, or 24.6% annualized, comprised of $0.42 dividend per common share and $1.11 decrease in net book value per common share, divided by beginning book value per share

	Company to discuss results on Friday, February 17, 2017, at 10:00 AM ET

Details of Fourth Quarter 2016 Results of Operations

The Company reported net loss of $20.4 million for the three month period ended December 31, 2016, compared with net income of $7.8 million for the three month period ended December 31, 2015.  The fourth quarter net loss of $20.4 million included net interest income of $20.1 million, net portfolio losses of $38.0 million (which includes realized and unrealized gains (losses) on securities sold and derivative instruments), management fees and allocated overhead of $1.6 million, accrued compensation of $0.2 million, audit, legal and other professional fees of $0.2 million, and other operating, general and administrative expenses of $0.5 million.

Capital Allocation and Return on Invested Capital

The Company allocates capital to two RMBS sub-portfolios, the pass-through RMBS portfolio ("PT RMBS"), and the structured RMBS portfolio, consisting of interest only ("IO") and inverse interest-only ("IIO") securities.  As of September 30, 2016, approximately 59% of the Company's investable capital (which consists of equity in pledged PT RMBS, available cash and unencumbered assets) was deployed in the PT RMBS portfolio.  At December 31, 2016, the allocation to the PT RMBS had decreased 5% to approximately 54%.

The table below details the changes to the respective sub-portfolios during the fourth quarter, as well as the returns generated by each.

(in thousands)
Portfolio Activity for the Fourth Quarter
		Structured Security Portfolio
	Pass-Through	Interest Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market value - September 30, 2016	$2,383,719	$51,174	$66,604	$117,778	$2,501,497
Securities purchased	886,438	10,085	18,496	28,581	915,019
Securities sold	(257,693)	-	-	-	(257,693)
Losses on sales	(1,412)	-	-	-	(1,412)
Return of investment	n/a	(4,563)	(3,512)	(8,075)	(8,075)
Pay-downs	(67,362)	n/a	n/a	n/a	(67,362)
Premium lost due to pay-downs	(6,874)	n/a	n/a	n/a	(6,874)
Mark to market (losses) gains	(62,601)	13,030	(3,355)	9,675	(52,926)
Market value - December 31, 2016	$2,874,215	$69,726	$78,233	$147,959	$3,022,174

The tables below present the allocation of capital between the respective portfolios at December 31, 2016 and September 30, 2016, and the return on invested capital for each sub-portfolio for the three month period ended December 31, 2016.  The return on invested capital in the PT RMBS and structured RMBS portfolios was approximately (17.2)% and 9.4%, respectively, for the fourth quarter of 2016.  The combined portfolio generated a return on invested capital of approximately (6.3)%.

($ in thousands)
Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
December 31, 2016
Market value	$2,874,215	$69,726	$78,233	$147,959	$3,022,174
Cash	94,425	-	-	-	94,425
Borrowings(1)	(2,793,705)	-	-	-	(2,793,705)
Total	$174,935	$69,726	$78,233	$147,959	$322,894
% of Total	54.2%	21.6%	24.2%	45.8%	100.0%
September 30, 2016
Market value	$2,383,719	$51,174	$66,604	$117,778	$2,501,497
Cash(2)	82,907	-	-	-	82,907
Borrowings(3)	(2,298,097)	-	-	-	(2,298,097)
Total	$168,529	$51,174	$66,604	$117,778	$286,307
% of Total	58.9%	17.8%	23.3%	41.1%	100.0%

(1)
At December 31, 2016, there were outstanding repurchase agreement balances of $33.3 million and $45.5 million secured by IO and IIO securities, respectively.  We entered into these arrangements to generate additional cash to invest in PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

(2)	At September 30, 2016, total cash had been reduced by unsettled securities purchases of approximately $72.3 million.
(3)
At September 30, 2016, there were outstanding repurchase agreement balances of $22.4 million and $22.7 million secured by IO and IIO securities, respectively.  We entered into these arrangements to generate additional cash to invest in PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

($ in thousands)
Returns for the Quarter Ended December 31, 2016
		Structured Security Portfolio
	Pass-Through	Interest Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Income (loss) (net of borrowing cost)	$18,672	$142	$1,279	$1,421	$20,093
Realized and unrealized (losses) / gains	(70,887)	13,031	(3,356)	9,675	(61,212)
Derivative gains	23,207	n/a	n/a	n/a	23,207
Total Return	$(29,008)	$13,173	$(2,077)	$11,096	$(17,912)
Beginning Capital Allocation	$168,528	$51,174	$66,604	$117,778	$286,306
Return on Invested Capital for the Quarter(1)	(17.2)%	25.7%	(3.1)%	9.4%	(6.3)%
Average Capital Allocation(2)	$171,731	$60,450	$72,418	$132,869	$304,600
Return on Average Invested Capital for the Quarter(3)	(16.9)%	21.8%	(2.9)%	8.4%	(5.9)%

(1)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.
(2)	Calculated using two data points, the Beginning and Ending Capital Allocation balances.
(3)	Calculated by dividing the Total Return by the Average Capital Allocation, expressed as a percentage.

Prepayments

For the quarter, Orchid received $76.1 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate ("CPR") of approximately 12.2% for the fourth quarter of 2016.  Prepayment rates on the two RMBS sub-portfolios were as follows (in CPR):

		Structured
	PT RMBS	RMBS	Total
Three Months Ended,	Portfolio (%)	Portfolio (%)	Portfolio (%)
December 31, 2016	9.7	18.4	12.2
September 30, 2016	8.9	17.9	11.7
June 30, 2016	8.4	15.9	11.0
March 31, 2016	5.5	12.4	8.2
December 31, 2015	6.8	13.4	9.0
September 30, 2015	6.1	16.2	10.2
June 30, 2015	13.8	17.9	15.3
March 31, 2015	8.1	14.6	9.7

Portfolio

The following tables summarize Orchid's PT RMBS and structured RMBS as of December 31, 2016 and 2015:
($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
December 31, 2016
Adjustable Rate RMBS	$2,062	0.1%	3.50%	219	1-Sep-35	5.67	10.05%	2.00%
Fixed Rate RMBS	2,826,694	93.5%	4.21%	325	1-Dec-46	NA	NA	NA
Hybrid Adjustable Rate RMBS	45,459	1.5%	2.55%	313	1-Aug-43	73.08	7.55%	2.00%
Total Mortgage-backed Pass-through	2,874,215	95.1%	4.19%	324	1-Dec-46	NA	NA	NA
Interest-Only Securities	69,726	2.3%	3.59%	235	25-Apr-45	NA	NA	NA
Inverse Interest-Only Securities	78,233	2.6%	5.40%	338	25-Dec-46	NA	6.14%	NA
Total Structured RMBS	147,959	4.9%	4.55%	290	25-Dec-46	NA	NA	NA
Total Mortgage Assets	$3,022,174	100.0%	4.20%	323	25-Dec-46	NA	NA	NA
December 31, 2015
Adjustable Rate RMBS	$2,976	0.1%	3.63%	224	1-Sep-35	4.10	10.04%	2.00%
Fixed Rate RMBS	2,000,623	92.7%	4.22%	315	1-Dec-45	NA	NA	NA
Hybrid Adjustable Rate RMBS	52,238	2.5%	2.55%	325	1-Aug-43	84.93	7.55%	2.00%
Total Mortgage-backed Pass-through	2,055,837	95.3%	4.18%	315	1-Dec-45	NA	NA	NA
Interest-Only Securities	61,574	2.9%	3.58%	250	25-Apr-45	NA	NA	NA
Inverse Interest-Only Securities	40,599	1.8%	5.97%	320	15-Apr-45	NA	6.36%	NA
Total Structured RMBS	102,173	4.7%	4.53%	278	25-Apr-45	NA	NA	NA
Total Mortgage Assets	$2,158,010	100.0%	4.19%	313	1-Dec-45	NA	NA	NA

($ in thousands)
	December 31, 2016		December 31, 2015
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$2,226,893	73.7%	$1,747,699	81.0%
Freddie Mac	785,496	26.0%	394,256	18.3%
Ginnie Mae	9,785	0.3%	16,055	0.7%
Total Portfolio	$3,022,174	100.0%	$2,158,010	100.0%

	December 31, 2016	December 31, 2015
Weighted Average Pass-through Purchase Price	$108.64	$108.05
Weighted Average Structured Purchase Price	$15.39	$14.18
Weighted Average Pass-through Current Price	$107.14	$107.56
Weighted Average Structured Current Price	$15.49	$14.17
Effective Duration (1)	4.579	2.753

(1)
Effective duration of 4.579 indicates that an interest rate increase of 1.0% would be expected to cause a 4.579% decrease in the value of the RMBS in the Company's investment portfolio at December 31, 2016.  An effective duration of 2.753 indicates that an interest rate increase of 1.0% would be expected to cause a 2.753% decrease in the value of the RMBS in the Company's investment portfolio at December 31, 2015. These figures include the structured securities in the portfolio, but do not include the effect of the Company's funding cost hedges.  Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing, Leverage and Liquidity

As of December 31, 2016, the Company had outstanding repurchase obligations of approximately $2,793.7 million with a net weighted average borrowing rate of 1.00%.  These agreements were collateralized by RMBS with a fair value, including accrued interest, of approximately $2,970.9 million and cash pledged to counterparties of approximately $10.8 million. The Company's leverage ratio at December 31, 2016 was 8.4 to 1. At December 31, 2016, the Company's liquidity was approximately $123.4 million, consisting of unpledged RMBS and cash and cash equivalents.  To enhance our liquidity even further, we may pledge more of our structured RMBS as part of a repurchase agreement funding, but retain the cash in lieu of acquiring additional assets.  In this way we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.  Below is a listing of outstanding borrowings under repurchase obligations at December 31, 2016.

($ in thousands)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	in Days
Citigroup Global Markets, Inc.	$292,833	10.6%	1.05%	$26,907	9
J.P. Morgan Securities LLC	287,239	10.3%	0.99%	21,510	25
Cantor Fitzgerald & Co.	250,000	8.9%	0.95%	14,243	25
Wells Fargo Bank, N.A.	242,554	8.7%	0.97%	12,944	9
Mitsubishi UFJ Securities (USA), Inc.	235,913	8.4%	0.98%	13,167	35
RBC Capital Markets, LLC	230,187	8.2%	1.03%	12,687	18
South Street Securities, LLC	175,201	6.3%	0.96%	9,632	6
ICBC Financial Services LLC	165,927	5.9%	1.02%	9,835	17
ED&F Man Capital Markets Inc.	158,763	5.7%	0.88%	9,187	33
Guggenheim Securities, LLC	150,400	5.4%	0.98%	8,350	59
KGS - Alpha Capital Markets, L.P.	148,808	5.3%	0.96%	8,469	46
Goldman Sachs & Co.	134,670	4.8%	1.36%	14,462	15
Daiwa Capital Markets America, Inc.	107,651	3.9%	0.97%	5,761	10
Natixis, New York Branch	90,050	3.2%	0.92%	5,531	9
Mizuho Securities USA, Inc.	52,574	1.9%	1.12%	7,056	12
FHLB-Cincinnati	51,907	1.9%	0.66%	1,914	3
Nomura Securities International, Inc.	15,238	0.5%	1.00%	881	88
Suntrust Robinson Humphrey, Inc.	3,790	0.1%	0.99%	211	6
	$2,793,705	100.0%	1.00%	$182,747	22

(1)
Equal to the sum of the fair value of securities sold, accrued interest receivable and cash posted as collateral (if any), minus the sum of repurchase agreement liabilities, accrued interest payable and the fair value of securities posted by the counterparties (if any).

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding against a rise in interest rates by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles ("GAAP") in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented. As of December 31, 2016, such instruments were comprised of Eurodollar and Treasury note ("T-Note") futures contracts and interest rate swap agreements.

The table below presents information related to the Company's Eurodollar and T-Note futures contracts at December 31, 2016.

($ in thousands)
	December 31, 2016
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
Eurodollar Futures Contracts (Short Positions)
2017	$600,000	1.48%	1.28%	$(1,206)
2018	600,000	1.81%	1.82%	76
2019	675,000	2.00%	2.21%	1,429
2020	700,000	2.65%	2.45%	(1,394)
Total / Weighted Average	$643,750	2.01%	1.97%	$(1,095)

Treasury Note Futures Contracts (Short Position)(2)
March 2017 10 year T-Note futures
(Mar 2017 - Mar 2027 Hedge Period)	$465,000	2.27%	2.24%	$(3,134)

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions.
(2)	T-Note futures contracts were valued at a price of $124.28 at December 31, 2016. The nominal value of the short position was $577.9 million.

The table below presents information related to the Company's interest rate swap positions at December 31, 2016.

($ in thousands)
		Average		Net
		Fixed	Average	Estimated	Average
	Notional	Pay	Receive	Fair	Maturity
Expiration	Amount	Rate	Rate	Value	(Years)
> 3 to ≤ 5 years	$700,000	1.20%	0.91%	$9,500	3.4

Dividends

In addition to other requirements that must be satisfied to qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular monthly dividends to our stockholders and have declared the following dividends since our February 2013 IPO.

(in thousands, except per share data)
Year	Per Share Amount	Total
2013	$1.395	$4,662
2014	2.160	22,643
2015	1.920	38,748
2016	1.680	41,388
2017(1)	0.280	9,245
Totals	$7.435	$116,686

(1)	The effect of the dividends declared in 2017 are not reflected in the Company's financial statements as of December 31, 2016.

Peer Performance

The table below presents total return data for Orchid compared to a selected group of peers for periods through December 31, 2016.

Portfolio Total Rate of Return Versus Peer Group Average
			ORC Spread
	Orchid		Over / (Under)
	Total Rate	Peer	Peer
	of Return(1)	Average(1)(2)	Average(3)
Second Quarter 2013	(3.0)%	(10.6)%	7.6%
Third Quarter 2013	(2.2)%	0.5%	(2.7)%
Fourth Quarter 2013	3.3%	(0.2)%	3.5%
Stub 2013 (Annualized)(4)	(2.8)%	(13.5)%	10.7%
First Quarter 2014(5)	(2.9)%	4.3%	(7.2)%
Second Quarter 2014	9.0%	7.1%	1.9%
Third Quarter 2014	5.8%	1.2%	4.6%
Fourth Quarter 2014	2.5%	2.3%	0.2%
2014 Total Return(5)	13.6%	15.2%	(1.6)%
First Quarter 2015	2.7%	0.2%	2.5%
Second Quarter 2015	0.4%	(1.7)%	2.1%
Third Quarter 2015	(2.2)%	(2.6)%	0.4%
Fourth Quarter 2015	3.2%	(1.1)%	4.3%
2015 Total Return	3.8%	(2.9)%	6.7%
First Quarter 2016	(1.8)%	(2.0)%	0.2%
Second Quarter 2016(6)	2.5%	3.1%	(0.6)%
Third Quarter 2016(6)	7.1%	5.2%	1.9%
Fourth Quarter 2016(6)	(6.2)%	(5.7)%	(0.5)%
2016 Total Return(6)	1.1%	0.0%	1.1%
Two Year Total Return(5)(6)	4.8%	(2.5)%	7.3%
Three Year Total Return(5)(6)	18.3%	13.4%	4.9%
ORC IPO to 2016 End (3/31/13 - 12/31/2016)(4)(5)(6)	14.2%	1.8%	12.4%

Source: Company SEC filings and press releases
(1)
Total rate of return for each period is change in book value per share over the period plus dividends per share declared divided by the book value per share at the beginning of the period. None of the return calculations are annualized except the Stub 2013 calculation.

(2)
The peer average is the unweighted, simple average of the total rate of return for each of the following companies in each respective measurement period:  NLY, ANH, CMO, CYS, ARR, AGNC and AI.  HTS was included through Q1 2016.

(3)	Represents the total return for Orchid minus peer average in each respective measurement period.
(4)
Orchid completed its Initial Public Offering, or IPO, in February 2013.  We have elected to start our comparison beginning with Orchid's first full operating quarter, which was the second quarter of 2013. The Orchid IPO price was $15.00 per share on February 13, 2013, and Orchid paid its first dividend of $0.135 per share in March 2013.  The book value per share at March 31, 2013 was $14.98.

(5)
At January 1, 2014, Orchid had 3,341,665 shares outstanding and a book value per share of $13.40.  During the first quarter of 2014, Orchid completed two secondary offerings in which it sold 5,750,000 shares at a price of $11.86 per share net of fees and offering costs.  The book value per share as of March 31, 2014 was $12.47.

(6)	NLY acquired HTS in Q2 2016. HTS is excluded from any measurement periods after Q1 2016.

Book Value Per Share

The Company's book value per share at December 31, 2016 was $10.10.  The Company computes book value per share by dividing total stockholders' equity by the total number of shares outstanding of the Company's common stock. At December 31, 2016, the Company's stockholders' equity was $332.8 million with 32,962,919 shares of common stock outstanding.

Secondary Offerings

On July 29, 2016, Orchid entered into an equity distribution agreement (the "Equity Distribution Agreement") with two sales agents pursuant to which the Company may offer and sell, from time to time, up to an aggregate amount of $125,000,000 of shares of the Company's common stock in transactions that are deemed to be "at the market" offerings and privately negotiated transactions. Through December 31, 2016, the Company issued a total of 10,174,992 shares under the Equity Distribution Agreement for aggregate proceeds of approximately $108.2 million, net of commissions and fees.

Management Commentary

Commenting on the fourth quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, "The outlook for the economy, interest rates and the Federal Reserve (the "Fed") changed dramatically during the fourth quarter of 2016 as Donald Trump unexpectedly won the U.S. Presidential election.  The Republican Party retained both houses of Congress, which also surprised the markets.  The markets reacted strongly to these developments and interest rates moved significantly higher. In what is commonly referred to as a "risk on" trade, treasury securities declined in price while other assets that carry more risk – equities, commodities, riskier bonds, etc. – all increased. The market expects expansionary fiscal policy – such as tax cuts/reform, infrastructure spending, less regulation and a very pro-business administration going forward. As a result, the market expects the Fed to follow a more aggressive policy in removing accommodation from the economy, as many of the expected policy proposals should be both expansionary and inflationary.  Comments by the Fed chair at the conclusion of their December meeting, a meeting at which they increased the Fed Funds target rate by 25 basis points, were taken as quite hawkish by the market. The Summary of Economics Projections, or SEP, implied the Fed expects three Fed Funds target rate increases in 2017.

"These developments adversely impacted the MBS market, especially so after the Fed rate hike on December 14th.  Up until that point our portfolio of generally higher coupon, fixed rate 30-year securities had performed reasonably well, especially given the rather high exposure to specified pools.  However, our PT RMBS portfolio generally widened in spread to comparable duration treasuries during the second leg of the market sell-off in the fixed income market that occurred after the rate hike. The rate hike was the event that really triggered convexity related selling in the MBS market. By the end of that week, we observed brief periods where U.S. treasury prices were up on the day while MBS prices were down several tics.  However, the sell-off was also beneficial to our interest only securities and prepayment expectations going forward – albeit not enough to off-set the widening in our PT RMBS portfolio entirely.

"As we move into the first quarter of 2017, the market is still waiting to see what the Trump administration will actually deliver for the economy and markets.  As developments unfold over the course of the year and beyond, the markets will be driven by the extent these developments are consistent with, or counter to, current market expectations.  At this point, there is no way of predicting this outcome.  In the meantime, the combination of higher rates and slower prepayment speeds should be supportive of the earnings power of the Company's portfolio. This could be offset by additional rate hikes by the Fed, especially if yields on the Company's assets do not rise in tandem."

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, February 17, 2017, at 10:00 AM ET.  The conference call may be accessed by dialing toll free (877) 341-5668.  International callers dial (224) 357-2205.  The conference passcode is 69568389.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company's website at www.orchidislandcapital.com, and an audio archive of the webcast will be available until March 17, 2017.

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS and (ii) structured Agency RMBS, such as CMOs, IOs, IIOs and POs, among other types of structured Agency RMBS. Orchid is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward Looking Statements

Statements herein relating to matters that are not historical facts, including, but not limited to statements regarding, interest rates, liquidity, pledging of our structured RMBS, funding levels and spreads, prepayment speeds, portfolio positioning, inflation, the effect of actions of the U.S. government, including the Fed and fiscal policy changes by the Trump administration, market expectations and general economic conditions, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Orchid Island Capital, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Orchid Island Capital, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:
Orchid Island Capital, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.orchidislandcapital.com

Summarized Financial Statements

The following is a summarized presentation of the unaudited balance sheets as of December 31, 2016 and 2015, and the unaudited quarterly results of operations for the calendar quarters and years ended December 31, 2016 and December 31, 2015.  Amounts presented are subject to change.

ORCHID ISLAND CAPITAL, INC.
BALANCE SHEETS
($ in thousands, except per share data)
(Unaudited - Amounts Subject To Change)

	December 31, 2016	December 31, 2015
ASSETS:
Total mortgage-backed securities	$3,022,174	$2,158,010
Cash, cash equivalents and restricted cash	94,425	69,959
Accrued interest receivable	11,512	8,490
Derivative assets, at fair value	10,365	669
Other assets	218	4,709
Total Assets	$3,138,694	$2,241,837

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$2,793,705	$1,798,813
FHLB advances	-	187,500
Accrued interest payable	1,826	863
Due to affiliates	566	465
Derivative liabilities, at fair value	1,982	-
Dividends payable	4,616	-
Other liabilities	3,220	941
Total Liabilities	2,805,915	1,988,582
Total Stockholders' Equity	332,779	253,255
Total Liabilities and Stockholders' Equity	$3,138,694	$2,241,837
Common shares outstanding	32,962,919	21,749,490
Book value per share	$10.10	$11.64

ORCHID ISLAND CAPITAL, INC.
STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	Years Ended December 31,		Three Months Ended December 31,
	2016	2015	2016	2015
Interest income	$87,127	$68,811	$25,068	$19,092
Interest expense	(15,604)	(7,271)	(4,976)	(2,371)
Net interest income	71,523	61,540	20,092	16,721
Losses	(60,451)	(52,575)	(38,003)	(6,813)
Net portfolio income (loss)	11,072	8,965	(17,911)	9,908
Expenses	9,093	7,894	2,508	2,097
Net income (loss)	$1,979	$1,071	$(20,419)	$7,811
Basic and diluted net income (loss) per share	$0.08	$0.05	$(0.72)	$0.36
Weighted average shares outstanding	24,100	20,267	28,495	21,794
Dividends declared per share:	$1.68	$1.92	$0.42	$0.42

	Three Months Ended
	December 31,
Key Balance Sheet Metrics	2016	2015
Average RMBS(1)	$2,761,836	$2,137,810
Average borrowings(1)	2,545,901	1,964,806
Average stockholders' equity(1)	313,587	254,562
Leverage ratio(2)	8.4:1	7.9:1

Key Performance Metrics
Average yield on RMBS(3)	3.63%	3.57%
Average cost of funds(3)	0.78%	0.48%
Average economic cost of funds(4)	1.25%	0.73%
Average interest rate spread(5)	2.85%	3.09%
Average economic interest rate spread(6)	2.38%	2.84%

(1)	Average RMBS, borrowings and stockholders' equity balances are calculated using two data points, the beginning and ending balances.
(2)	The leverage ratio is calculated by dividing total ending liabilities by ending stockholders' equity.
(3)	Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/borrowings balances and are annualized for the quarterly periods presented.
(4)	Represents interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average borrowings.
(5)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on RMBS.
(6)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on RMBS.